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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report February 24, 1997



                        CITIZENS COMMUNITY BANCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Florida                                         65-0614044
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(State of other jurisdiction)                  (IRS Employer Identification No.)

         33-98090
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(Commission File Number)



               650 East Elkcam Circle, Marco Island, Florida 34146
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         (Address of Principal Executive Offices)            (Zip Code)

                                 (941) 389-1800
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.       Other Events

              On October 10, 1995, Citizens Community Bancorp, Inc. ("Company") adopted a Stock Warrant Plan ("Plan"). The Company offered and sold in its public offering 650,000 Units consisting of one share of common stock and one purchase warrant to purchase one-half share of common stock at $9.00 per share. Under the Plan the warrants expired 24 months from the effective date of the Company's Registration Statement filed with the Securities and Exchange Commission which was December 7, 1995. The expiration date of the warrants was therefore December 7, 1997.

              On February 22, 1996, the Company amended the Plan, subject to shareholder approval, to give the Board of Directors authority to extend the expiration date for one or more periods, which in the aggregate does not exceed 24 months or as late as December 7, 1999. On April 24, 1996, the Company's shareholders approved a resolution amending the Plan and granting the Board authority to extend the expiration date of the warrants.

              On February 18, 1997, the Board of Directors of the Company voted to extend the expiration date of the warrants to June 16, 1998. Therefore, the expiration date of all warrant certificates currently outstanding has been extended to June 16, 1998. Under the authority granted to the Board, the expiration date could be extended further, but not beyond December 7, 1999.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CITIZENS COMMUNITY BANCORP, INC.



Date: February 24, 1997                       /s/  Stephen H. McLaughlin
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                                                   Corporate Secretary



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